Exhibit 10.1

SECOND AMENDMENT TO LEASE

1.             PARTIES

1.1           THIS AGREEMENT made the 5th day of July, 2011 is by and between 101 HUDSON STREET ASSOCIATES (“Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, P.O. Box 7817, Edison, New Jersey 08818-7817 and OPTIMER PHARMACEUTICALS, INC. (“Tenant”) whose address is 10110 Sorrento Valley Road, Suite C, San Diego, California 92121.

2.             STATEMENT OF FACTS

2.1           Landlord and Tenant have previously entered into a Lease dated February 9, 2011, as amended by a First Amendment to Lease dated May 4, 2011 (collectively, the “Lease”) covering 14,196 gross rentable square feet on the thirty-fifth (35th) floor (hereinafter referred to as the “Premises”) in the building located at 101 Hudson Street, Jersey City, New Jersey (“Building”); and

2.2           The parties desire to amend certain terms of the Lease as set forth below.

3.             AGREEMENT

NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

3.1           The above recitals are incorporated herein by reference.

3.2           All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.3           TEMPORARY CONFERENCE ROOM:

On the date of this Agreement (the “Temporary Conference Room Delivery Date”), Landlord shall deliver to Tenant and shall permit Tenant to utilize additional space on the thirty-ninth (39th) floor of the Building consisting of approximately 605 rentable square feet, as shown on Exhibit A attached hereto and made part hereof (the “Temporary Conference Room”), for the use set forth in the Lease until the date upon which Landlord has completed the work in Tenant’s permanent conference room located within the Premises (the “Temporary Conference Room Expiration Date”).  If Tenant fails to vacate and surrender and discontinue the use of the Temporary Conference Room on the Temporary Conference Room Expiration Date, Tenant shall be deemed a holdover tenant in the Temporary Conference Room and the provisions of Section 28.02 of the Lease shall govern, mutatis mutandis. From the date hereof until the date Tenant vacates the Temporary Conference Room, the Temporary Conference Room shall be deemed part of the Premises for purposes of the obligations of the parties with respect thereto, except as set forth herein.  In connection with Tenant’s occupancy of the Temporary Conference Room, the parties hereby agree as follows:

a.             Tenant shall be required to pay “Temporary Conference Room Rent,” as that term is defined herein, from and after the date hereof.

b.             Landlord shall deliver the Temporary Conference Room to Tenant in its “As-Is” condition. Any and all alterations and improvements to be made by Tenant to the Temporary Conference Room shall be subject to Landlord’s prior written consent.

c.             Tenant will pay a rental (which shall be deemed additional rent under the Lease) for the Temporary Conference Room in the amount of $600.00 per month (the “Temporary Conference Room Rent”), equitably prorated for partial months.  Except for the Temporary Conference Room Rent, Tenant shall have no other obligation to make any payment of rent or additional rent to Landlord of any nature, except as set forth herein.  As such, Tenant shall not be responsible for Tenant’s Share of Taxes and Tenant’s Share of Operating Costs with respect to the Temporary Conference Room.

d.             Tenant covenants and agrees to pay to Landlord the cost of electricity as indicated by a submeter for the entire thirty-ninth (39th) floor in accordance with Article 4 of the Lease.

e.             Tenant covenants and agrees to pay to Landlord the amount for Chilled Water as indicated by a submeter measuring the demand for, and consumption of, Chilled Water for the entire thirty-ninth (39th) floor, pursuant to Section 21.04 of the Lease.

f.              Landlord, at Tenant’s sole cost and expense, shall perform cleaning and janitorial services pursuant to Exhibit E of the Lease.

g.             Tenant shall remove all personal property, telephone and data equipment and wiring from the Temporary Conference Room upon vacating same.

h.             It is understood that the Temporary Conference Room is part of a larger unit of space (“Larger Unit”) consisting of approximately 24,179 gross rentable square feet. However, Tenant shall not be required to pay Basic Annual Rent or additional rent applicable to the Larger Unit, except that Tenant shall pay Landlord the cost of Electricity consumed within the Larger Unit in accordance with Article 4 of the Lease (Electricity). Tenant acknowledges that Landlord shall not be obligated to separately demise the Temporary Conference Room from the Larger Unit and that, until such time as Landlord separately demises the Temporary Conference Room, Tenant shall be obligated to carry insurance and to indemnify Landlord under the Lease with respect to the Larger Unit.  With respect to the Larger Unit, Tenant shall have no rights, benefits, entitlements, options or privileges, except that if necessary Tenant may traverse through the Larger Unit only to the extent necessary (and for no other purpose) to enter in and exit from the Temporary Conference Room.  Tenant shall commit no waste in, and shall do nothing to damage, the Larger Unit.  Landlord shall have the right, at any time, in its sole discretion, to erect, at Landlord’s expense, demising walls around the Temporary Conference Room, separate mechanical systems or do such other work as may be necessary to separate the Temporary Conference Room from the Larger Unit (the “Demising Work”).  Tenant agrees that, subject to the prior sentence, any performance by Landlord of the Demising Work shall not constitute an eviction or otherwise entitle Tenant to any abatement, reduction or modification of the basic annual rent or additional rent due under the Lease.  Tenant shall at its expense reasonably cooperate with Landlord during the performance of the Demising Work by relocating all furniture, fixtures and personnel as necessary.

i.             All monies payable by Tenant under this Agreement shall be deemed additional rent under the Lease. Such monies shall be paid together with and in the same manner as the Basic Annual Rent under the Lease.

j.              Either party shall have the right to terminate Tenant’s rights pursuant to this Paragraph 3.3 upon thirty (30) days written notice to the other party for any reason or no reason whatsoever. In the event either party exercises such right, Tenant shall vacate and surrender and discontinue to the use of the Temporary Conference Room and Larger Unit. If Tenant fails to vacate and surrender and discontinue the use of the Temporary Conference Room and Larger Unit, Tenant shall be deemed a holdover tenant in the Temporary Conference Room and Larger Unit and the provisions of Section 28.02 of the Lease shall govern, mutatis mutandis.

3.4           Tenant hereby represents to Landlord that (i) there exists no default under the Lease either by Tenant or Landlord; (ii) Tenant is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Tenant’s obligation under the Lease.

3.5           Tenant represents to Landlord that no broker brought about this transaction and agrees to indemnify and hold Landlord harmless from any and all claims of any broker arising out of or in connection with negotiations of, or entering into of, this Agreement.

3.6           Except as expressly amended herein, the Lease, as amended, shall remain in full force and effect as if the same had been set forth in full herein, and Landlord and Tenant hereby ratify and confirm all of the terms and conditions thereof.

3.7           Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Agreement, including the Basic Annual Rent and Additional Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except to Tenant’s accountants or attorneys (who shall also be required to keep the terms of this Agreement confidential) or as required by law.  This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this paragraph will constitute a material breach under the Lease.  In addition, Tenants employees, contractors, etc. shall keep any of the terms and conditions of this Agreement, including any billing statements and/or any backup supporting those statements, confidential.

3.8           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.9           Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement.  Tenant expressly agrees that if the signature of Landlord and/or Tenant on this Agreement is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD:		TENANT:

101 HUDSON STREET ASSOCIATES		OPTIMER PHARMACEUTICALS, INC.

By:	MC Hudson Holding L.L.C.,
general partner

By:	Mack-Cali Realty, L.P., sole member

By:	Mack-Cali Realty Corporation,
general partner

By:	/s/ Christopher M. DeLorenzo	By:	/s/ John Prunty
	Christopher M. DeLorenzo		Name: John Prunty
	Vice President of Leasing		Title: CFO

[SEAL]

PROPOSED TEMPORARY CONFERENCE RM FOR
OPTIMER PHARMACEUTICALS, INC.
AT THE 39TH FLOOR
101 HUDSON ST
JERSEY CITY, NJ

SK-1-06/23/2011

TEMPORARY CONFERENCE ROOM

EXHIBIT "A"

101 HUDSON
39TH FLOOR
101 HUDSON DRIVE
JERSEY CITY, NJ 07311-3988
06/23/2011

MACK-CALI
Realty Corporation
343 THORNALL STREET, EDISON, NJ 08837

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